UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2025

WNS (HOLDINGS) LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-32945	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Gate 4, Godrej & Boyce Complex Pirojshanagar, Vikhroli (W) Mumbai, India	400 079
HYLO, 23rd Floor, 103-105 Bunhill Row, Old street London	ECY1Y 8LZ
515 Madison Avenue, 8th Floor, New York, NY	10022
(Addresses of principal executive offices)	(Zip codes)

+91-22-6826-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary share, par value 10 pence per share	WNS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On September 17, 2025, WNS (Holdings) Limited, a public company incorporated under the laws of the Bailiwick of Jersey (the “Company” or “WNS”), issued a press release with respect to the matters described in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

As previously disclosed on a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 7, 2025 (the “Announcement 8-K”), the Company entered into a Transaction Agreement (the “Agreement”) with Capgemini S.E., a société européenne organized under the laws of France (the “Buyer”), providing for the acquisition of the Company by the Buyer, which is expected to be implemented by means of a scheme of arrangement (the “Scheme”) under the Companies (Jersey) Law 1991 (the “Transaction”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Announcement 8-K.

Regulatory Approvals

The completion of the Transaction is conditioned, among other things, upon expiration or early termination of the waiting period pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of regulatory consents, approvals and clearances pursuant to the U.K. Financial Services and Markets Act 2000, as amended, and relevant antitrust and competition legislation required in certain other relevant jurisdictions.

As of September 11, 2025, the parties have obtained all antitrust and regulatory consents, approvals or clearances, as applicable, required to be obtained in connection with the Transaction, which satisfies a certain condition precedent to the closing of the Transaction.

Court Hearing

As previously disclosed on a Current Report on Form 8-K filed with the SEC on August 29, 2025, the Scheme was approved by WNS shareholders at a special meeting of the shareholders convened with the permission of the Royal Court of Jersey (the “Court”), as well as at a general meeting of shareholders, satisfying an additional condition precedent to the closing of the Transaction.

Completion of the Transaction is also subject to obtaining the required sanction of the Scheme by the Court under Part 18A of the Companies (Jersey) Law 1991. The Court sanction hearing where the Court will hear WNS’ application to sanction the Scheme has been scheduled to take place on October 9, 2025 at 10:00 a.m. (Jersey time) (the “Scheme Hearing”).

Shareholders of WNS are entitled to attend and be heard at the Scheme Hearing, either in person or through a Jersey advocate, to support or oppose the Scheme, and may also submit written statements regarding the Scheme for the Court’s consideration. Such statements can be made by writing to Mourant Ozannes (Jersey) LLP, 22 Grenville Street, St Helier, Jersey JE4 8PX, Channel Islands, marked “FAO James Hill / WNS Scheme,” but must be received no later than 5:00 p.m. (Jersey time) on October 6, 2025.

The completion of the Transaction remains subject to the satisfaction or waiver of the other closing conditions as specified in the Agreement.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release, dated September 17, 2025, issued by WNS
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WNS (HOLDINGS) LIMITED (Registrant)

Date: September 17, 2025	By:	/s/ Gopi Krishnan
Gopi Krishnan
General Counsel